SUB-ITEM 77I

                          MFS SERIES TRUST X ON BEHALF OF:
                            MFS Strategic Value Fund

The MFS Strategic Value Fund, a series of MFS Series Trust X, established a new class of shares as described in the prospectus contained in Post-Effective Amendment No. 40 to the Registration Statement (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on July 30, 2002. Such description is incorporated herein by reference.